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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-159412 on Form S-3 and Registration Statement Nos. 333-132312 and 333-144705 on Forms S-8 of our reports dated February 25, 2011, relating to the consolidated financial statements of Crocs, Inc. and the effectiveness of Crocs, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Crocs, Inc. for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

Denver, Colorado
February 25, 2011

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  Exhibit 23.1